Exhibit 23




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 23, 1998 included and incorporated by reference in the International Specialty Products Inc.'s Annual Report on Form 10-K for the year ended December 31, 1997 and our report dated June 10, 1997 included in the Capital Accumulation Plan for Employees of GAFMC and ISP's Annual Report on Form 11-K for the year ended December 31, 1996.


                                                      ARTHUR ANDERSEN LLP







Roseland, New Jersey
May 28, 1998